UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former name or former address, if changed since last report.): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On June 13, 2013, Eagle Bulk Shipping Inc. (the "Company") held its Annual Meeting of Shareholders (the "Annual Meeting").  There were a total of 16,638,092 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting.  A total of 12,770,357 shares of the Company's common stock, constituting a majority of the Company's outstanding shares of common stock entitled to vote at the Annual Meeting, were represented at the Annual Meeting either in person or by proxy.  At the Annual Meeting, the Company's shareholders voted on the following matters and cast their votes as described below.

1.            The following persons were re-elected as Class II directors of the Company to serve until the Company's 2016 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal, by the following number of votes:

	Votes For	Votes Withheld	Broker Non-Votes
Mr. Joseph M. Cianciolo	5,480,551	246,514	7,043,292
Mr. David B. Hiley	5,148,513	578,552	7,043,292
Mr. Thomas B. Winmill	3,910,909	1,816,156	7,043,292

The following persons continue to serve as Class I directors of the Company: Messrs. Jon Tomasson and Sophocles N. Zoullas.  The following persons continue to serve as Class III directors of the Company: Messrs. Douglas P. Haensel and Alexis P. Zoullas.

2.           The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2013 was approved by the following number of votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,010,364	353,253	406,740	-

There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC. (registrant)
Dated: June 14, 2013	By:	/s/ Adir Katzav Name: Adir Katzav Title: Chief Financial Officer